EXHIBIT 2

ALTIMETER CAPITAL MANAGEMENT, LP, ALTIMETER PARTNERS FUND, L.P., AND BRAD GERSTNER (COLLECTIVELY, THE “ALTIMETER PARTIES”), PAR CAPITAL MANAGEMENT, INC., PAR GROUP, L.P., AND PAR INVESTMENT PARTNERS, L.P. (COLLECTIVELY, THE “PAR PARTIES”), AND BRENDA YESTER BATY, GORDON M. BETHUNE, BARNABY HARFORD, RODNEY O’NEAL, AND TINA SHARKEY (TOGETHER WITH THE ALTIMETER PARTIES AND THE PAR PARTIES, THE “PARTICIPANTS”) ARE PARTICIPANTS IN A PROXY CONTEST WITH RESPECT TO THE 2016 ANNUAL MEETING OF STOCKHOLDERS (THE “ANNUAL MEETING”) OF UNITED CONTINENTAL HOLDINGS, INC. (THE “COMPANY”). THE ALTIMETER PARTIES INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS’ SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF THE COMPANY IN CONNECTION WITH THE ANNUAL MEETING. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, OKAPI PARTNERS LLC, THE PROXY SOLICITOR OF THE ALTIMETER PARTIES, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (212) 297-0720 OR TOLL-FREE AT (855) 305-0857.

PARTICIPANTS

The participants in this solicitation of proxies from the stockholders of United Continental Holdings, Inc. (the “Company”) in connection with the Company’s 2016 annual meeting of stockholders are: (i) Altimeter Capital Management, LP (“ACM”); (ii) Altimeter Partners Fund, L.P. (“Altimeter Partners Fund”); (iii) Brad Gerstner, principal of ACM (“Mr. Gerstner,” and together with ACM and Altimeter Partners Fund, the “Altimeter Parties”); (iv) PAR Capital Management, Inc. (“PAR Management”); (v) PAR Group, L.P. (“PAR Group”); (vi) PAR Investment Partners, L.P. (“PAR Investment Partners, and together with PAR Management and PAR Group, the “PAR Parties”); (vii) Brenda Yester Baty (“Ms. Baty”), (viii) Gordon M. Bethune (“Mr. Bethune”), (ix) Barnaby Harford (“Mr. Harford”); (x) Rodney O’Neal (“Mr. O’Neal”); and (xi) Tina Sharkey (“Ms. Sharkey” and together with Ms. Baty, Mr. Bethune, Mr. Gerstner, Mr. Harford, Mr. O’Neal, and Ms. Sharkey, the “Nominees”; the entities and individuals listed in this paragraph, each a “Participant” and, collectively, the “Participants”).

BENEFICIAL OWNERSHIP OF SHARES

As of the close of business on March 7, 2016, the Participants may be deemed to “beneficially own” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) as used throughout this Exhibit 2), in the aggregate, 25,938,979 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”).

The Altimeter Parties may be deemed to beneficially own, in the aggregate, 11,509,268 shares of Common Stock. The PAR Parties may be deemed to beneficially own 14,389,711 shares of Common Stock. The 11,509,268 shares of Common Stock owned in the aggregate by the Altimeter Parties (a) are directly held by Altimeter Partners Fund, of which 1,000 shares of Common Stock are held in record name; (b) may be deemed to be beneficially owned by ACM, which is the investment manager of Altimeter Partners Fund; and (c) may be deemed to be beneficially owned by Mr. Gerstner by virtue of his direct and indirect control of each of Altimeter Partners Fund and ACM. The 14,389,711 shares of Common Stock owned in the aggregate by the PAR Parties (a) are directly held by PAR Investment Partners, of which 1,000 shares of Common Stock are held in record name; and (b) may be deemed to be beneficially owned by PAR Group, through its control of PAR Investment Partners as general partner, and by PAR Management, through its control of PAR Group as general partner. In addition, Mr. Harford beneficially owns 40,000 shares of Common Stock. The Altimeter Parties, the PAR Parties and Mr. Harford may be deemed a “group” as defined in Rule 13d-5 of the Exchange Act, and pursuant to such definition, the Altimeter Parties, the PAR Parties, and Mr. Harford may be deemed to collectively and beneficially own 25,938,979 shares of Common Stock.

The Altimeter Parties expressly disclaim beneficial ownership of the shares of Common Stock held by the PAR Parties and Mr. Harford. The PAR Parties expressly disclaim beneficial ownership of the shares of Common Stock held by The Altimeter Parties and Mr. Harford. Mr. Harford expressly disclaims beneficial ownership of the shares of Common Stock held by the Altimeter Parties and the PAR Parties.